Exhibit 10.4
COALOGIX, INC. AND SUBSIDIARIES CAPITAL APPRECIATION RIGHTS PLAN Participation Agreement

TO: William J. McMahon:

In accordance with the provisions of the CoaLogix, Inc. and Subsidiaries Capital Appreciation Rights Plan (the “Plan”), you are hereby notified that, subject to your execution of this Participation Agreement, effective as of April 9, 2008 (the“Award Date”), you are a Participant in the Plan and have been awarded 40% of the Aggregate Award Pool, if any, as your CARs Award under the Plan.

The terms and conditions of your CARs Award are governed by the Plan and whether you earn a CARs Benefit under the Plan will be determined in accordance with all the terms and provisions of the Plan.

You acknowledge and agree that the Statement of Purpose included in the Plan is an important part of the Plan and that you have read, carefully considered and agree that the matters set forth in the Statement of Purpose are important to the continued successful growth of the Corporation and its Subsidiaries taken as a whole.

The value of your CARs Award depends on many factors, including the future growth of the Corporation's business and the state of the capital markets at the time of a Change of Control. Accordingly, the Corporation is making no representation or warranty with respect to the future value of your CARs Award.

You are encouraged to consult with your legal and tax advisor prior to accepting your CARs Award. As you are aware, the Corporation provides you with an annual bonus to pay professional fees in connection with your employment with the Corporation that facilitates your ability to consult with your advisors.

Your execution of this Participation Agreement constitutes your representation and agreement that you have carefully reviewed the Plan and that you accept the terms and conditions set forth therein. In particular, you agree that nothing contained in the Plan shall be construed to give you any rights to continued employment or continued performance of services for CoaLogix Inc. or any Subsidiary thereof.

The CARs Award evidenced hereby fulfills the Corporation’s obligation to you under the letter dated June 4, 2007, to John A. Moore, CEO of Acorn Factor, Inc.  This Participation Agreement and the Plan constitute the entire agreement between you and the Corporation with respect to your long term incentive compensation and the Corporation shall have no other obligation to you with respect thereto. This Participation Agreement can be amended or modified only in writing and only if such amendment is validly executed by both parties. If you have any questions regarding your participation in the Plan, please contact the Plan Committee.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Participation Agreement under seal as of this ______ day of May, 2008.

COMPANY: COALOGIX, INC.
ATTEST: By: Name: Title:	By: Name: Title:

PARTICIPANT:

_______________________________(SEAL)
Name:William J. McMahon